Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-164538, 333-175582, 333-179325) and Form S-8 (Nos. 333-171966, 333-164536, 333-153477, 333-146051, 333-140235, 333-125464, 333-125463, 333-111803, 333-102060, 333-65044, 333-50418, 333-50202, 333-78473, 333-78471, 333-78469, 333-78467) of Bottomline Technologies (de), Inc. of our report dated November 1, 2013 related to the consolidated financial statements of SF21 SA which appears in this Form 8-K/A filed November 1, 2013.

BDO Ltd

/s/ Christoph Tschumi	/s/ Nigel Le Masurier

Geneva, Switzerland

November 1, 2013